EXHIBIT 21



SUBSIDIARIES
--------------------

1.  Puget Western, Inc.
    19515 North Creek Parkway
    Suite 310
    Bothell, Washington 98011

2.  ConnexT
    1301 Fifth Avenue
    Suite 1900
    Seattle, WA  98101

3.  Hydro Energy Development Corporation (HEDC)
    1422 130th Ave. N.E.
    Bellevue, WA  98005

4.  Homeguard Security Services, Inc.
    c/o James W. Eldredge
    411 108th Ave. N.E., 15th Floor
    Bellevue, WA 98004-5515

5.  Washington Energy Gas Marketing Company
    c/o James W. Eldredge
    411 108th Ave. N.E., 15th Floor
    Bellevue, WA 98004-5515

6.  WNG CAP I, Inc.
    c/o James W. Eldredge
    411 108th Ave. N.E., 15th Floor
    Bellevue, WA 98004-5515

7.  Puget Sound Energy Services, Inc.
    c/o James W. Eldredge
    411 108th Ave. N.E., 15th Floor
    Bellevue, WA 98004-5515